Exhibit 10.6

NOTICE TO AND CONSENT OF HOLDERS OF

SENIOR SECURED DEBENTURES ISSUED AS OF APRIL 29, 2026

BY AUTHID INC.

October 5, 2026

Re: Backstop Commitment Agreement dated as of September 9, 2026 (the “Agreement”) between authID Inc. (the “Company”) and the Commitment Parties named therein.

Dear Debenture Holder:

We refer to that certain Senior Secured Debenture dated as of April 29, 2026, between you (“Holder”) and the Company (as amended, restated, or otherwise modified from time to time in accordance with this Notice, the “Debenture”), pursuant to a Securities Purchase Agreement dated as of April 29, 2026 between Holder and the Company (as amended, restated, or otherwise modified from time to time in accordance with this Notice, the “Securities Purchase Agreement”), together with the related Security Agreement dated as of April 29, 2026 between Holder and the Company (as amended, restated, or otherwise modified from time to time in accordance with this Notice, the “Security Agreement”), together with a Warrant Agreement issued by the Company to the Holder as of April 29, 2026 (as amended, restated, or otherwise modified from time to time in accordance with this Notice, “Warrant” and all such warrants issued as of April 29, 2026 are collectively referred to as the “Existing Warrants”) and other documents relating to the Debentures (collectively, the “Debenture Documents”).

We also refer to that certain Backstop Commitment Agreement dated as of September 15, 2026 between the Company and certain Debenture holders (the “Agreement”) Words and expressions defined in the Agreement or the Debenture Documents shall bear the same meaning herein unless separately defined in this Notice.

This Notice and Consent (“Notice”) is being provided pursuant to the terms of Sections 4.08 (Certain Subsequent Financings; Conversion/Exchange Feature) and 4.11 (Most Favored Nation) of the Securities Purchase Agreement and Section 3 of the Debenture (Optional Conversion) in order to give effect to the terms of the Agreement and to amend certain transaction documents previously entered into between the Holder and the Company, as described below. The Agreement is deemed to be the Subsequent Financing for all purposes under the Debenture Documents.

In satisfaction of the Company’s obligations pursuant to the Debenture Documents with respect to a Subsequent Financing and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	The Debenture

The Debenture is hereby amended as follows:

(a)	Section 3 of the Debenture is hereby deleted in its entirety and replaced by the following:

(1)	Optional Conversion. At any time until the Principal Amount plus any unpaid and accrued interest is paid in full, this Debenture shall be convertible at the option of the Holder, in whole or in part, at any time and from time to time into that number of Common Shares of the Company (“Conversion Shares”) as is determined in accordance with this Section.

(2)	Change of Control Transaction. In the event of a Change of Control Transaction prior to the conversion or the repayment of this Debenture, at the closing of such Change of Control, the Holder may elect that either: (i) the Company will pay the holder of such Debenture an amount equal to the Principal Amount plus any unpaid and accrued interest or (ii) such Debenture will convert into that number of Conversion Shares as is determined in accordance with this Section.

(3)	Notice of Conversion. The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the Principal Amount to be converted and the date on which such conversion shall be effected (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that is two business days after such Notice of Conversion is deemed delivered hereunder.

(4)	Partial Conversion. Conversions hereunder shall have the effect of lowering the outstanding Principal Amount in an amount equal to the amount converted. The Company shall maintain records showing the Principal Amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion based on a discrepancy in the Principal Amount to be converted, or other invalidity of the Notice of Conversion. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted Principal Amount may be less than the amount stated on the face hereof.

(5)	Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.38, subject to adjustment herein pursuant to Section 3(b)(7) (the “Conversion Price”).

(6)	Mechanics of Conversion.

a.	Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the aggregate of the outstanding Principal Amount, by (y) the Conversion Price. The Conversion Shares shall be duly authorized, validly issued, fully paid, and nonassessable upon issuance.

b.	Surrender of Debenture. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire Principal Amount has been so converted in which case the Holder shall surrender this Debenture as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the Conversion Shares on the Share Delivery Date.

c.	Delivery of Shares Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a book entry statement representing the Conversion Shares. Provided, however, if Conversion Shares have been duly registered under an effective registration statement filed under the Securities Act, or if the Conversion Date is on or after the six month anniversary of the Original Issue Date and if the Conversion Shares or interest Shares shall be free of trading restrictions, the Company may deliver any Shares required to be delivered by the Company under this Section 3(b)(6) electronically through the Depository Trust Company, or another established clearing corporation performing similar functions.

d.	Failure to Deliver Shares. If, in the case of any Notice of Conversion or Company Notice of Conversion, such Shares are not delivered to or as directed by the Holder by the Share Delivery Date (provided the Holder gave accurate delivery instructions), the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Shares, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company any Shares issued to such Holder pursuant to the rescinded Conversion Notice but received by the Holder after such rescission.

e.	Fractional Shares. No fractional Shares or scrip representing fractional Shares shall be issued upon the conversion of this Debenture. As to any fraction of a Share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole Share.

f.	Transfer Taxes and Expenses. The issuance of Conversion Shares shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax, or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

g.	Conversion Share Reserve. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Shares a reserve of shares equal to the number of Conversion Shares required for full conversion of the Principal Amount hereunder, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder.

(7)	Certain Adjustments.

a.	Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in Shares, (ii) subdivides outstanding Shares into a larger number of Shares, (iii) combines (including by way of a reverse stock split) outstanding Shares into a smaller number of shares or (iv) issues, in the event of a reclassification of Shares, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Shares (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of Shares outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b.	Calculations. All calculations under this Section 3(7) shall be made to the nearest 1/100th of a cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3(7), the number of Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Shares (excluding any treasury shares of the Company) issued and outstanding.

c.	Notice to the Holder; Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 3(7), the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(8)	NASDAQ Rules Ownership Limitations

a.	For the avoidance of doubt, and in accordance with the terms of the Securities Purchase Agreement, the SSB’s and the Existing Warrants the aggregate of (a) any shares of Common Stock issuable pursuant to any security into which the SSB’s may be converted or exchanged and (b) any Fee Shares issued under the Securities Purchase Agreement and (c) any shares of Common Stock issuable under the Existing Warrants (d) any shares of Common Stock issuable pursuant to the Backstop Debentures and the Commitment Fee Warrants shall not exceed 19.99% of the number of shares of Common Stock outstanding immediately prior to the date of the Securities Purchase Agreement, without stockholder consent in accordance with Nasdaq Rules.

b.	Notwithstanding anything in the Debenture to the contrary, in no event shall the Holder be entitled to convert a Principal Amount (or portions thereof) in excess of the Principal Amount (or portions thereof) upon conversion of which the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (ii) the number of Conversion Shares issuable upon conversion of the Principal Amount (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the Holder and its affiliates of more than 19.99% of the outstanding shares of Common Stock without stockholder consent in accordance with Nasdaq Rules. No Holder who is a director of the Company shall be able to convert any Principal Amount, nor have an adjustment of the exercise price under the Warrant without stockholder consent in accordance with Nasdaq Rules. For purposes of this paragraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934.

(b)	The Maturity Date under Section 1(a) of the Debentures is hereby extended to the earlier of (a) February 28, 2027; or (b) the closing of a Change of Control Transaction. For the avoidance of doubt, the execution by the Company of an agreement to provide for any event, which constitutes a Change of Control Transaction, as defined in Section 16(b) of the Debenture, shall not be an Event of Default under the Debenture, provided that in connection with such agreement it is envisaged that the Debenture will be repaid, or converted (at the Holder’s option) on closing thereof.

(c)	The Holder acknowledges that the Company intends shortly to enter into securities purchase agreements (“SPA”) with certain investors to issue Convertible Secured Senior Debentures ranking pari passu with the Debenture in priority of payment and equity securities for the purpose of raising funds for working capital. Holder hereby consents to the Company entering into such SPA and waives any right to be repaid out of the net proceeds of such SPA upon closing of the SPA.

2.	The Securities Purchase Agreement

The Securities Purchase Agreement is hereby amended as follows:

(a)	The Maximum Offering Amount is hereby increased to $5,000,000 and Section 2.01 is also amended accordingly.

(b)	Sections 4.08 and 4.11 are hereby deleted as the Agreement represents the Subsequent Financing for the purposes of the Securities Purchase Agreement.

3.	Warrant Agreement

The Warrant Agreement issued by the Company to the Holder as of April 29, 2026 (“Holder Warrant”) shall be amended as follows:

(a)	The Exercise Price is hereby changed to $0.50. Provided that for any Holder who is a director of the Company such adjustment of the exercise price under the Warrant is subject to stockholder consent in accordance with Nasdaq Rules.

4.	Miscellaneous

(a)	Each amendment of a Debenture effected by this Notice is made pursuant to Section 15 of the Debentures and, upon execution and delivery of document reflecting the terms of this Notice by Debenture Holders holding fifty percent (50%) plus $1.00 of the aggregate outstanding principal amount of the Debentures, binds all Debenture Holders. Each amendment or waiver of the Securities Purchase Agreement effected by this Notice is made pursuant to Section 5.05 of the Securities Purchase Agreement and, upon execution and delivery of document reflecting the terms of this Notice by Debenture Holders holding fifty percent (50%) plus $1.00 of the aggregate outstanding principal amount of the Debentures including the Lead Investor, binds all Debenture Holders. In the event of any conflict between this Notice and any Debenture Document, this Notice will control.

(b)	Governing Law. This Notice shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

(c)	Jurisdiction; Venue. Each Party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan (or, if such courts decline to accept jurisdiction, any federal court located in the Southern District of New York) for the purposes of any action, suit, or proceeding arising out of or relating to this Notice, and hereby waives, and agrees not to assert, any defense of inconvenient forum.

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Please sign and return this Notice by way of confirmation of your acceptance and agreement to its terms.

Sincerely,

authID Inc.

By:	/s/ Thomas R. Szoke
Thomas R. Szoke, Chief Executive Officer.

ACCEPTED AND CONSENTED TO AS OF THE DATE FIRST ABOVE WRITTEN.

HOLDER

DATE:
Name:
Title:

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Senior Secured Debenture dated April 29, 2026 as amended by a Notice dated September 15, 2026 (“Debenture”) issued by authID Inc., a Delaware corporation (the “Company”), into Shares (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 1a(8) of the aforementioned Notice, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Shares.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Number of Shares to be issued:

Signature: _______________________

Name:

Address for recording of Book Entry issuance:

Or

DWAC Instructions:

Broker DTC No: _________________
Broker Name: _________________
Broker e-mail: _________________
Broker tel: ____________________